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                                                                   EXHIBIT 10.19

Form of Consent to extension of payment date for all Notes executed by the Company in all private financings, which Consents were signed by more than 50% of all participants in private financings between March and June, 1997.



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January 26, 1998

Dear Investor:

As you know, Hippo, Inc. (the "Company") was not able to conclude its proposed equity offering by September 30. We are continuing our efforts to raise substantial capital and have signed a letter of intent with Argent Securities, Inc. to consummate an initial public offering of the Company's common stock with a goal of having the offering effective by May 15, 1998.

The Company would like to extend the Maturity Date under the Non-Transferable Note or Notes issued to you earlier this year to the earlier of (i) September 30, 1998 or (ii) five days after the date on which the Company completes the Offering (the "Extended Payment Date"). Such extension will be effective with respect to Notes issued in March/April upon the consent of holders of Notes having an aggregate principal of more than 50% of the total of such Notes, and with respect to the Notes issued in June, upon consent of holders of such Notes having an aggregate principal of more than 50% of the total of the Notes issued in June.

As consideration for your agreement to the extension, you will receive an additional warrant to purchase an amount of common stock of the Company equal to 25% of the amount of your existing warrant under the March/April and June Notes and at an exercise price equivalent to the exercise price of the March/April and June Notes. Should you have any questions, please feel free to call me at (561) 750-7528. If not, we would appreciate it if you would indicate your agreement to the extension of the Maturity Date of your Non-Transferable Note or Notes to the Extended Payment Date by signing a copy of this letter in the space indicated below and faxing it back to us at (561) 750-7529. Please also mail such signed copy to us in the enclosed federal express envelope.

Thank you again for your cooperation in this matter.

Very truly yours,

Hippo, Inc.

/s/ Paul Berger
Paul H. Berger
CEO

Acknowledged And Agreed




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Signature


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